Promissory Note
                            (Swing Line Loan)


$5,000,000                                      Charlotte, North Carolina
                                                         January 30, 1998


     FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee ("Miller") and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee ("Miller Towing") (Miller and Miller Towing each are referred to as a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION (the "Swing Line Lender"), in its individual capacity, at the office of NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, as agent for the Swing Line Lender (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 30, 1998 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid or required to be prepaid as provided in the Agreement.

     Each Borrower shall be jointly and severally liable as a primary obligor.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereafter shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to SECTION 2.2(a) of the Agreement or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Swing Line Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event any amount evidenced by this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand or any other formality are hereby waived by all parties bound hereon.

     This Swing Line Note shall be governed by and construed in accordance with the law of the State of Georgia.



     IN WITNESS WHEREOF, each of the Borrowers has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                              MILLER INDUSTRIES, INC.

ATTEST:

                              By: /s/ Jeffrey Badgley
/s/ Frank Madonia             Name: Jeffrey Badgley
_______ Secretary             Title: President

(SEAL)



                              MILLER INDUSTRIES TOWING
                              EQUIPMENT INC.

ATTEST:
                              By: /s/ Adam Dunayer
/s/ Frank Madonia             Name: Adam Dunayer
_______  Secretary            Title: Vice President

(SEAL)